Exhibit 10.1

                    SEPARATION AGREEMENT AND GENERAL RELEASE
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     This Separation Agreement and General Release (the "Agreement") is being entered into between American Public University System (the "University") and Mark Leuba, the undersigned. For and in consideration of the mutual promises contained herein, and for other good and sufficient consideration, receipt of which is hereby acknowledged, the University and I (sometimes hereafter referred to as the "Parties") agree as follows:

     1.          Separation from Employment

     (a) My employment with the University shall end on the earlier of: (1) December 4, 2009; or (2) such earlier date as I may tender my resignation or commence other employment (the "Separation Date"). The Parties agree that my separation shall be treated as a resignation and I agree that I will not seek employment with the University or any of its affiliates in the future.

     (b) I shall be paid at my current base salary rate through the Separation Date and will be paid for all accrued unused vacation leave as of that date.

     (c) Additionally, as consideration for my promises in this Agreement, the University agrees to provide me three months of executive placement services, at a total cost not to exceed $10,000.00.

     (d) As of the Separation Date, I shall not be eligible and am not eligible to participate in any University benefits plan, including, but not limited to, dental and medical insurance, 401(k) plan, vacation leave, sick leave, long term disability insurance, or life insurance, except to any extent provided by applicable law. However, if I elect to continue medical insurance pursuant to the federal law commonly referred to as COBRA, the University will incur the expense of my medical coverage by making my COBRA payments for up to five months unless coverage is obtained through another employer's plan prior to May 31, 2010. If I obtain other employment prior to May 31, 2010, I will notify Amy Panzarella, Director HR and such medical insurance shall cease as of the date of my new employment. As of December 5, 2009, I am not eligible to continue participation in the company's 401(k) plan, disability insurance or life insurance. I will be entitled to continued vesting under the equity incentive plans of the University to the extent provided in the applicable award agreements.

     (e) Between the Separation Date and May 31, 2010 I will make myself available as an independent consultant, and not as an employee, for the purposes set forth in, and pursuant to the form of, the consulting agreement attached hereto as Exhibit A (the "Consulting Agreement"). I will be compensated for such consulting services through the payment of a retainer fee of $100,000, as more fully described in the Consulting Agreement.

      (f) Once all of the payments referred to in this paragraph 1 of this Agreement have been made, I shall have been paid all compensation due and owing to me under this Agreement and under any contract I have or may have had with the University or from any other source of entitlement, including all wages, salary, commissions, bonuses, incentive payments, profit-sharing payments, leave, severance pay or other benefits. I specifically acknowledge that I am not entitled to any separate payment for unused vacation or other leave. I further acknowledge and agree that the payments referred to in this paragraph 1, in addition to compensating me fully for time worked and services rendered through the end of my employment, include consideration for my promises contained in this Agreement, and that such consideration is above and beyond any wages, salary, or other sums to which I am entitled from the University under the terms of my employment or under any other contract or law.

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

     2. General Release. On behalf of myself and my agents, heirs, executors, administrators, successors and assigns, I hereby release and forever discharge the University, American Public Education, Inc., and any and all of their respective affiliates, officers, directors, employees, agents, counsel, and successors and assigns, from any and all complaints, claims, demands, damages, lawsuits, actions, and causes of action, whether known, unknown or unforeseen, arising out of or in connection with any event, transaction or matter occurring or existing prior to or at the time of my execution of the Agreement, which I have or may have against any of them for any reason whatsoever in law or in equity, under federal, state, local, or other law, whether the same be upon statutory claim, contract, tort or other basis, including without limitation any and all claims arising from or relating to my employment or the termination of my employment and any and all claims relating to any employment agreement, any employment statute or regulation, or any employment discrimination law, including without limitation Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act ("ADEA"), the Older Workers Benefit Protection Act, the Civil Rights Act of 1866, the Equal Pay Act of 1963, all as amended, all state and local laws, regulations and ordinances prohibiting discrimination in employment (including without limitation the Virginia Human Rights Act and the West Virginia Human Rights Act), and other laws and regulations relating to employment, including but not limited to the Family and Medical Leave Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, and the West Virginia Wage Payment and Collection Act, all as amended. I agree,

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

without limiting the generality of the above release, not to file any claim or lawsuit seeking damages and asserting any claims that are lawfully released in this paragraph. I further hereby irrevocably and unconditionally waive any and all rights to recover any damages concerning the claims that are lawfully released in this paragraph. I represent and warrant that I have not previously filed or joined in any such claims against the University or any of its affiliates, and that I have not given or sold any portion of any claims released herein to anyone else, and that I will indemnify and hold harmless the persons and entities released herein from all liabilities, claims, demands, costs, expenses and/or attorneys' fees incurred as a result of any such assignment or transfer. Notwithstanding the foregoing, neither party is releasing any right to enforce this Agreement, and I am not releasing: (a) any claims for unemployment compensation or workers compensation benefits or other rights that may not be released as a matter of law; (b) any claims solely relating to the validity of this General Release under the ADEA, as amended; (c) any non-waivable right to file a charge with the U.S. Equal Employment Opportunity Commission ("EEOC"); or (d) any rights I may have with respect to vesting of equity awards through May 31, 2010 to the extent I continue as an independent consultant and the terms of the applicable awards so provide. If the EEOC were to pursue any matters that are released herein, I agree that this Agreement will control as the exclusive remedy and full settlement of all such claims by me for money damages. I HEREBY ACKNOWLEDGE AND AGREE THAT THIS RELEASE IS A GENERAL RELEASE AND THAT BY SIGNING THIS AGREEMENT, I AM SIGNING AND AGREEING TO THIS RELEASE.

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

     3. No Admission. The Parties agree that nothing contained in this Agreement shall constitute or be treated as an admission of liability or wrongdoing by either of them.

     4. Proprietary and/or Confidential Information. I agree that any sensitive, proprietary or confidential information or data relating to the University or any of its affiliates, including without limitation trade secrets, customer lists, customer contacts, customer relationships, the University's financial data, long range or short range plans, and other data and information of a competition-sensitive nature, or any confidential or proprietary information of others licensed to the University, that I acquired or may acquire while an employee of the University or as an independent consultant to the University shall not be disclosed or used for my own purposes or in a manner detrimental to the University's interests. I agree to use my best efforts to prevent disclosure of such confidential information and data. In the event that I receive a subpoena that calls or may call for the disclosure of any such confidential information or data, I will provide at least five (5) business days advance notice to the University before responding to such subpoena (unless five days notice is not possible, in which case I will provide as much notice as is possible) and I will reasonably cooperate with the University in allowing the University an opportunity to object to disclosure of such confidential information or data.

     5. Return of Information and Property. On or prior to the Separation Date, I will return all records or copies of University information, documents or files and no copies of the same will be retained by me. In addition, on or prior to the Separation Date, I will return all University property to the University, including but not limited to, keys, access cards, credit cards, and any other computer hardware or software issued by the University to me. I shall immediately file any and all outstanding expense reports.

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

     6. Duties and Transition Assistance. During the period until the Separation Date, I will transition my CIO responsibilities to others as directed by the University, will perform specific tasks as assigned by the University, and will work from such locations as are specified by the University. I agree to cooperate fully with and provide information to the University to assist in the transition process during the balance of my employment and during the consulting period.

     7. I agree to direct all prospective employers and others seeking references regarding me to Wallace Boston, CEO or Amy Panzarella, Director HR, and no one else.

     8. Breach or Violation. I agree that in the event of any violation of the provisions of this Agreement, in addition to any damages allowed by law, the University shall be entitled to injunctive relief and to terminate my service as an independent consultant.

     9. Modification; Severability. The Parties agree that if a Court of competent jurisdiction finds that any term of this Agreement is for any reason excessively broad in scope, duration, or otherwise, such term shall be construed or modified in a manner to enable it to be enforced to the maximum extent possible. Further, the covenants in this Agreement shall be deemed to be a series of separate covenants and agreements. If, in any judicial proceeding, a Court of competent jurisdiction shall refuse to enforce any of the separate covenants deemed included herein, then at the option of the University, wholly unenforceable covenants shall be deemed eliminated from the Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding.

     10. Certain Representations. The Parties represent and acknowledge that in executing this Agreement such party does not rely and has not relied upon any representation or statement made by the other party or the other party's agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

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

     11. Entire Agreement. This Agreement contains the entire agreement between the Parties relating to the subject matter of this Agreement, and may not be altered or amended except by an instrument in writing signed by both Parties hereto.

     12. Assignment. This Agreement and the rights and obligations of the Parties hereunder may not be assigned by either party without the prior written consent of the other party.

     13. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective representatives, successors and permitted assigns.

     14. Waiver. Neither the waiver by either party of a breach of or default under any of the provisions of the Agreement, nor the failure of such party, on one or more occasions, to enforce any of the provisions of the Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any provisions, rights or privileges hereunder.

     15. Further Assurances. The Parties agree to take or cause to be taken such further actions as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms, and conditions of this Agreement.

     16. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Virginia (excluding the choice of law rules thereof). The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either party.

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

     17. Acknowledgment. I acknowledge that I have read and understand the foregoing Agreement and execute it voluntarily and without coercion. I further acknowledge that the University has advised me to consult with an attorney prior to executing this Agreement. I understand that I have 21 days to consider, execute and deliver this Agreement to the University, unless I voluntarily choose to execute the Agreement before the end of the 21-day period. I further understand that I can revoke my acceptance of this Agreement within seven (7) days of signing it by providing written notice of my revocation to Sharon van Wyk at the University on or before the end of the seventh calendar day after I sign this Agreement.

     IN WITNESS HEREOF, THE PARTIES HAVE AFFIXED THEIR SIGNATURES BELOW:


Mark Leuba                         American Public University System

 /s/ Mark Leuba                    /s/ Sharon van Wyk
--------------------               ------------------------
By:  Mark Leuba                    By:  Sharon van Wyk, EVP/COO



Date:  November 3, 2009          Date:  November 3, 2009

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